         Venture Holdings Company LLC and its subsidiaries, Vemco, Inc., Venture Industries Corporation, Venture Mold and Engineering Corporation, Venture Leasing Company, Venture Leasing, Inc. Venture Holdings Corporation, Venture Service Company, Experience Management LLC, Venture Europe, Inc. and Venture EU Corporation (collectively, the "Debtors") are each Debtors and Debtors in Possession in jointly administered cases (Case No. 03-48939) under Chapter 11 of the United States Bankruptcy Code.

         The Debtors announced today that, on Tuesday, April 13, 2004, Bank One NA ("Bank One"), in its capacity as agent for the Debtors' prepetition senior lenders (collectively, the "Senior Lenders"), filed suit in the United States Bankruptcy Court for the Eastern District of Michigan, Southern Division naming the Debtors and entities controlled by Larry J. Winget, Sr. (the "Winget Entities").

         The Complaint seeks to foreclose the interests of the Senior Lenders in the assets and properties of the Winget Entities only, including assets and properties utilized by the Debtors in their business operations pursuant to various usage and other agreements. The Complaint also seeks (i) entry of a declaratory judgment concerning the commercial reasonableness of a proposed auction of certain personal property owned by the Winget Entities; (ii) the entry of an order vacating the automatic stay to permit the foreclosure upon the assets used by the Debtors but owned by the Winget Entities; and (iii) entry of deficiency judgments against the Winget Entities.

         However, the Complaint plainly states that Bank One "does not intend in any manner to disrupt the businesses of the Debtors or the [Winget Entities]. The Complaint further states: "...[Bank One] intends to prosecute this Complaint in a manner that is entirely consistent with, and supportive of, the Debtors' continued operations. Moreover, [Bank One] will require that any third party buyer of [the assets owned by the Winget Entities] afford to the Debtors reasonable contractual arrangements to ensure that the Debtors will continue to have access to and the use of [such assets], and that the Debtors will be able to rely upon those accommodations in fashioning a plan of reorganization. Finally, [Bank One] intends to coordinate the relief requested in this Complaint with a plan of reorganization for the Debtors to be filed with the Court in the coming weeks."

         "We believe this statement in the Complaint shows that Bank One and the Debtors share the common goals of keeping the business open, protecting our employees' jobs and continuing to provide high quality products," said David Barnes, General Counsel of Venture Holdings Company LLC. "We hope it proves to be another step toward reaching the Board's goals of securing the Debtors' assets and protecting the interests of our creditors as we continue to move forward on all fronts to serve our customers and suppliers."

         Despite Bank One's stated intention not to disrupt the businesses of the Debtors, the lawsuit could materially adversely affect the businesses of the Debtors if the Senior Lenders seek to enforce their remedies fully.

         Certain statements contained in this press release, including statements regarding the Debtors' objectives, the intentions of Bank One and the impact of lawsuit brought by Bank One, on behalf of the Senior Lenders, on the Debtors and their business operations, and other statements contained herein regarding matters that are not historical facts, are "forward-looking" statements (as such term is defined in the Private Securities Litigation Reform Act of 1995). Because such statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Factors that could cause actual results to differ materially from those expressed or implied by such forward-looking statements include, but are not limited to, a decision by the Senior Lenders to liquidate their interests in the assets owned by the Winget Entities which are critical to the Debtors' business operations, the inability of the Debtors to confirm a plan of reorganization and those risks and uncertainties discussed in filings made by the Debtors with the Securities and Exchange Commission.




















                                       2